UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2008

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2008, the Nominating, Compensation and Corporate Governance Committee ("NCCGC") of the Board of Directors of Simmons First National Corporation ("Company") and the Board of Directors for the Company adopted the Simmons First National Corporation Long Term Incentive Plan certain of its executive officers. The initial participants of the Plan are J. Thomas May, Chairman and Chief Executive Officer, David Bartlett, President and Chief Operating Officer, Marty Casteel, Executive Vie President - Administration and Robert A. Fehlman, Executive Vice President and Chief Financial Officer. The purpose of the long term incentive plan is to align the executive officer's compensation with the interests of the Company's shareholders and the Company's performance. The plan provides two types of long term incentive compensation: cash and shares of the Company's stock. Both the cash and the stock compensation are performance based and will be vested at the end of a three year performance period based on the Company's performance during the performance period related to core deposit growth, total revenue growth and earnings per share growth compared to a peer group of banking organization.

The NCCGC also adopted performance criteria and granted potential long term incentive compensation awards for calendar year 2008 to the four executive officers of the Company participating in the Plan. The awards were divided into two (2) equal components: cash and Company stock. The table below sets forth the (i) performance criteria for payout of potential long term incentive bonus and the percentage weight accorded to each component of such criteria ("Performance Criteria"); and (ii) the percentage of base salary payable upon achievement of threshold, target, target plus or maximum levels of the Performance Criteria ("Potential Payout") applicable to each executive officer participating in the Plan.

Fiscal 2008	Potential Payout
Performance Criteria	(% of Base Salary)

Core Deposit Growth (33.33%)	Threshold - 20%
Total Revenue Growth (33.33%)	Target - 35%
Earnings per Share Growth (33.33%)	Target plus - 50%
Maximum - 65%

The threshold level for at least one of the Performance Criteria must be achieved in order for any incentive compensation under the Plan to be payable. If less than the threshold level is achieved for all of the Performance Criteria, then the incentive compensation payable will be prorated based upon the relative weight of the Performance Criteria for which at least threshold performance has been achieved.

The Plan will be submitted to the Company's shareholders for approval at its 2009 annual shareholders' meeting. Any made grants under the Plan will be subject to shareholder approval and will be void if shareholders do not approve Plan.

The description of the Simmons First National Corporation Long Term Incentive Plan contained herein is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

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FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000
Ticker symbol: SFNC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date:	March 28, 2008	/s/ Robert A. Fehlman
Robert A. Fehlman, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Simmons First National Corporation Long Term Incentive Plan
10.2	Notice of Grant of Long Term Incentive Award to J. Thomas May
10.3	Notice of Grant of Long Term Incentive Award to David L. Bartlett
10.4	Notice of Grant of Long Term Incentive Award to Marty Casteel
10.5	Notice of Grant of Long Term Incentive Award to Robert A. Fehlman